Exhibit 10.65
RESTATED AND AMENDED SECURITY AGREEMENT
SEPTEMBER 12, 2007
This Restated and Amended Security Agreement (this “Agreement”) is made this 12th day of September 2007, among Rio Vista Operating Partnership, L.P. (“Debtor”) and TransMontaigne Product Services, Inc. (“TPSI”) and TransMontaigne Partners L.P. (“TLP”; TPSI and TLP are collectively referred to herein as the “Secured Parties”) for good and valuable consideration, receipt of which is hereby acknowledged.
RECITALS
A. Debtor is the Borrower under a Promissory Note dated as of August 15, 2005 with a stated principal amount of $1,300,000 executed in favor of TPSI (the “Original Note”), which Original Note is secured by a Security Agreement dated as of August 13, 2005 executed by Borrower, as Debtor, in favor of TPSI, as Creditor (the “Original Security Agreement”).
B. Concurrently herewith (i) Debtor and TPSI are executing a Restated and Amended Promissory Note with a stated principal amount of $1,000,000 (the “Note”), which Note amends and restates the Original Note, and (ii) Debtor and TLP are entering into a Letter of Intent (the “Letter”) pursuant to which TLP is making an initial refundable deposit (the “Initial Deposit”) toward the purchase of certain assets and shares as described in the Letter.
C. The Letter requires that the Debtor amend and restate the Original Security Agreement to grant to the Secured Parties the security interests hereinafter provided to secure the repayment of the Note and the Initial Deposit payable under the Letter as set forth herein.
AGREEMENT
NOW, THEREFORE, for good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Secured Parties agree as follows:
ARTICLE I — DEBTOR’S WARRANTIES AND REPRESENTATIONS.
Debtor makes the following warranties and representations to the Secured Parties:
SECTION 1.1. Debtor is a Delaware limited partnership organized under the laws of the state of Delaware in good standing with its principal place of business at 840 Apollo Street Ste 313, El Segundo, CA 90245.
SECTION 1.2. The exact legal name of Debtor is Rio Vista Operating Partnership, L.P., and Debtor uses no other names or marks, and has no other locations, unless listed on Exhibit A attached hereto.

SECTION 1.3. Debtor owns the Collateral (as hereinafter defined), free from all liens, security interests, or encumbrances, except for the lien granted for the benefit of RZB Finance LLC (“RZB”) under that certain Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents dated effective October 17, 1997, recorded in Volume 4700, page 298 of the real property records of Cameron County, Texas, from Debtor for the benefit of RZB, as modified by the Deed of Trust Modification Agreement effective as of September 15, 2004, between RZB, Penn Octane Corporation and Borrower (as modified, the “RZB Lien”), which RZB Lien has been fully subordinated to the first priority lien in favor of the Secured Parties granted under this Agreement pursuant to a Lender’s Consent and Subordination Agreement (the “RZB Subordination Agreement”) executed by Debtor and RZB concurrently with this Agreement.
ARTICLE II — SECURITY INTERESTS.
SECTION 2.1. As collateral security for the payment and performance in full of all of the indebtedness, obligations and liabilities of Debtor to the Secured Parties (whether due or to become due, now existing or hereinbefore or hereafter arising) under or in respect of the Note and the Letter (collectively, the “Obligations”), Debtor hereby pledges and grants to the Secured Parties a lien on and security interest in all of the right, title and interest of Debtor in, to and under the following certain property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):
(a) the easements, licenses, leases of real property and fee deeds as described in Exhibit B hereto (the “U.S. Easements”) together with a security interest in the 6-inch and 8-inch pipelines located thereunder (the “Pipeline Assets”) and all associated equipment, pumping facilities, pumps, fittings, cathodic protection ground beds, rectifiers, local supervisory protection software (SCADA), machinery, improvements, property use agreements, easements, rights-of-way, permits and records related to such U.S. Easements and Pipeline Assets;
(b) the permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals granted by any Governmental Authorities or third Persons to Debtor, Rio Vista Energy Partners, L.P. (“RVEP”), or their respective predecessors in interest for the ownership or operation of the U.S. Easements or the Pipeline Assets;
(c) one hundred percent (100%) of the equity interests, representing one hundred percent (100%) of the issued and outstanding corporate capital of Termatsal, S. de R.L. de C.V. (“Termatsal”);
(d) one hundred percent (100%) of the equity interests, representing one hundred percent (100%) of the issued and outstanding corporate capital of Penn Octane De Mexico, S. de R.L. de C.V. (“POM”);
(e) the Equity Interest Purchase Option Agreement executed on April 7, 2006, by and among Jose Vicente Soriano Garcia (“Soriano”), Dennis Michael Sanchez (“Dennis”) and Debtor, pursuant to which Soriano and Dennis grant to RVOP or its designees the right to acquire all of the issued and outstanding corporate capital of Tergas, S. de R.L. de C.V. (“Tergas”), together with (i) the Irrevocable Power of Attorney executed by Soriano dated September 24, 2004, and (ii) the Irrevocable Power of Attorney executed by Dennis dated April 7, 2006, each granting RVOP a power of attorney with respect to such person’s respective interest in Tergas;

(f) all accounts and general intangibles arising out of the U.S. Easements and Pipeline Assets, the equity interests in Termatsal or POM or the Debtor’s rights with respect to the equity interests in Tergas;
(g) any property of Debtor to which it is entitled in its capacity as a holder of any of the U.S. Easements, Pipeline Assets, or the equity interests in Termatsal or POM or the Debtor’s rights with respect to the equity interests in Tergas by way of distribution, return of capital or otherwise, and any claim which Debtor now or may in the future acquire in its capacity as a holder of any of the U.S. Easements, Pipeline Assets, or the equity interests in Termatsal or POM or the Debtor’s rights with respect to the equity interests in Tergas;
(h) all books and records and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications and schematics, concerning the U.S. Easements, Pipeline Assets, or the equity interests in Termatsal or POM or the Debtor’s rights with respect to the equity interests in Tergas;
(i) all supporting obligations of every nature, rights to payment of money, insurance refund claims and all other insurance claims and proceeds with respect to the U.S. Easements, Pipeline Assets, or the equity interests in Termatsal or POM or the Debtor’s rights with respect to the equity interests in Tergas; and
(j) all proceeds, products, additions and accessions to the U.S. Easements, Pipeline Assets, or the equity interests in Termatsal or POM or the Debtor’s rights with respect to the equity interests in Tergas and all substitutions and replacements for, and rents and profits of, any of the U.S. Easements, Pipeline Assets, or the equity interests in Termatsal or POM or the Debtor’s rights with respect to the equity interests in Tergas.
SECTION 2.2. Debtor acknowledges and agrees that, with respect to any term used herein that is defined in either Article 9 of the Uniform Commercial Code in force in Texas, or Article 9 in force at any relevant time or jurisdiction relating to the Collateral, the meaning to be given with respect to any particular item of property shall be that under the more encompassing of the two definitions (the applicable Uniform Commercial Code is hereinafter referred to as the “UCC”).
ARTICLE III — DEBTOR’S COVENANTS.
Debtor covenants and agrees with the Secured Parties as follows:
SECTION 3.1. Debtor shall notify the Secured Parties immediately in writing if Debtor: (i) changes or adds a name or mark to its business; (ii) changes in any respect the form under which its business is operated; (iii) changes or adds a business location; or (iv) changes its state of organization or registration.
SECTION 3.2. Debtor shall deliver to the Secured Parties all originals of any certificated securities, negotiable documents, instruments or chattel paper (as such terms are defined in the UCC) constituting Collateral as may be necessary under applicable law to perfect the security interests granted hereunder, each duly endorsed and accompanied by duly executed instruments of transfer or assignment satisfactory to the Secured Parties.

SECTION 3.3. Debtor shall, at its expense, defend the Secured Parties’ security interest in and to the Collateral against the claims and demands of all other persons, and appear in and defend any action, suit or proceeding which may affect its title to, or the Secured Parties’ security interest in, the Collateral.
SECTION 3.4. Debtor shall, subject to the rights and powers of the Secured Parties otherwise provided for in this Agreement, in the Note or in the Letter, at its own expense: (i) collect all amounts due to the Debtor under the Collateral and take such other action as may be reasonably requested by the Secured Parties to enforce the Collateral, and (ii) maintain the Collateral in good repair, working order and condition, normal depreciation and wear and tear excepted, and replace any worn, broken or defective parts thereof.
SECTION 3.5. Debtor shall not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of applicable law.
SECTION 3.6. Debtor shall, at its expense, perform and observe in all material respects all provisions of the Collateral to be performed by it, and will not directly or indirectly, amend, modify, terminate, supplement or waive any right or consent to the amendment, modification termination, supplementation or waiver of any right with respect to the Collateral or under the RZB Subordination Agreement.
SECTION 3.7. Debtor shall keep its books and records for the Collateral at its principal place of business. Debtor shall not move such books and records, or the Collateral, without written consent of the Secured Parties.
SECTION 3.8. Debtor shall keep the Collateral free of unpaid charges, liens, security interests, and encumbrances (except those granted to the Secured Parties or the RZB Lien), shall at all times insure that the RZB Lien remains subordinate to the liens granted to the Secured Parties, and shall pay when due all taxes and assessments with respect to the Collateral or its use or operation.
SECTION 3.9. The Secured Parties shall have the right to inspect and make an inventory of the Collateral, and to examine Debtor’s books and records concerning the Collateral at all reasonable times and wherever located.
SECTION 3.10. Debtor shall obtain and maintain coverage insuring the Collateral against fire, theft, and extended coverage risks ordinarily included in similar policies, all subject to the Secured Parties’ approval, with proceeds payable to Debtor and to the Secured Parties as their interests may appear. All policies shall require at least 15 days’ written notice to the Secured Parties before any material change or cancellation. Debtor shall give the Secured Parties a certificate or a copy of each such policy within 15 days after the date of this Agreement.
SECTION 3.11. Debtor shall notify the Secured Parties within five days if Debtor becomes involved in any new claim or dispute, or in any litigation or other proceeding before any court, tribunal, or similar body, in which any potential recovery from Debtor may exceed $50,000.
SECTION 3.12. Debtor shall not merge, consolidate, or acquire all or substantially all of the assets of any other person or entity without written notice to the Secured Parties.

SECTION 3.13. Debtor and the Secured Parties agree that all payments received by the Secured Parties for payment of any of the Obligations shall be applied to the oldest portion of the Obligations, whether evidenced by invoices or otherwise, unless otherwise applied by the Secured Parties.
ARTICLE IV — DEBTOR DEFAULT.
Any of the following shall be an event of Debtor default under this Agreement:
SECTION 4.1. Failure of Debtor to pay any of the Obligations when due.
SECTION 4.2. Failure of Debtor to perform any obligation under this Agreement.
SECTION 4.3. Making false statements to the Secured Parties, or withholding any information with the intent to deceive the Secured Parties.
SECTION 4.4. Loss, theft, damage or destruction, levy, seizure, or attachment of any of the Collateral, unless such Collateral is either (i) fully covered by insurance, or (ii) replaced as Collateral by property of equal or greater value, or unless (iii) any such levy, seizure, or attachment is released or dissolved within three days after it is made.
SECTION 4.5. A change in the financial or other condition of Debtor or the Collateral such that in the Secured Parties’ opinion the Secured Parties’ risks are increased or the value or security of the Collateral is impaired.
SECTION 4.6. Debtor’s dissolution or termination of existence, or insolvency of Debtor; or Debtor’s inability to pay its debts as they mature; or the appointment of a receiver of any property of Debtor; or Debtor’s filing of a voluntary petition in bankruptcy; or the adjudication of Debtor as a bankrupt; or any transfer, without prior written consent by the Secured Parties, of a substantial part of Debtor’s property.
ARTICLE V — SECURED PARTIES’ REMEDIES.
Upon any Debtor default, the Secured Parties at their option and without demand or notice to Debtor, may have any one or more of the following remedies, plus other remedies available under applicable law:
SECTION 5.1. Declare all Obligations due and payable, with interest thereon, from the date of default until paid, at the rate of 10% per annum or the maximum rate permitted by law, whichever is less, unless a different rate is required by any applicable instrument.
SECTION 5.2. Take possession of the Collateral wherever located; and Debtor hereby authorizes the Secured Parties to enter upon Debtor’s premises and secure or identify the Collateral as the Secured Parties’.
SECTION 5.3. Sell or otherwise dispose of the Collateral at public or private, sale, whether or not Debtor is present at the sale, on such terms and in such manner as the Secured Parties may determine in compliance with the UCC and Debtor expressly agrees that reasonable notice of the time and place of the sale shall be ten days.

SECTION 5.4. Make demand for, and Debtor promptly shall deliver to the Secured Parties, in kind, the proceeds of any sale or other disposition of Collateral; and the Secured Parties shall have the right to notify any or all account Debtors of Debtor of the Secured Parties’ security interest, and to require remittance directly to the Secured Parties of all sums due Debtor, and Debtor hereby authorizes the Secured Parties, in their sole and absolute discretion, to compromise and settle any claims of the Debtor against third persons in a commercially reasonable manner, and to endorse Debtor’s name on any instruments received in payment of an account.
SECTION 5.5. A default hereunder is also a default under the Note and the Letter and the Secured Parties shall have the right to pursue its remedies under such agreements and under this Agreement, successively or concurrently, or otherwise as the Secured Parties may determine, and the Secured Parties shall not thereby be stopped or prevented from pursuing any other remedy it may have under such agreements, or under this Agreement, or by law.
SECTION 5.6. Make demand for, and Debtor promptly shall pay to the Secured Parties any deficiency if proceeds of any sale or other disposition of Collateral are insufficient to satisfy the Obligations; and, in addition, Debtor shall reimburse the Secured Parties upon demand for all costs and expenses incurred by the Secured Parties in retaking, holding, and preparing the Collateral for disposition, and in the sale or other disposition, and for all attorneys’ fees, legal costs and expenses, and collection fees incurred by the Secured Parties in the exercise of its rights and remedies under this Agreement and in the collection of Obligations. All such costs and expenses also shall be Obligations, secured under this Agreement.
ARTICLE VI — GENERAL.
SECTION 6.1. Debtor hereby authorizes the Secured Parties to prepare and/or file and/or add additional information as it becomes available, or otherwise transmit any and all records, including but not limited to writings or other written documents, if applicable, which Secured Parties in their sole discretion shall deem necessary to create and perfect a security interest consistent with this Agreement or with any future grant of a security interest authenticated by Debtor, (such authentication can be by any medium, written or unwritten, including but not limited to telephone, electronic transmission or a writing) including but not limited to a security agreement, initial financing statement, financing statement, in lieu of financing statement, amendments and continuation statements, by any means authorized by law, whether such law is currently in effect or becomes effective after the execution hereof, including electronic filing. Debtor understands and agrees that by executing this agreement, Debtor has hereby authenticated (as that term is defined in the UCC) this Agreement as a record and authorizes the Secured Parties to (1) prepare and file such record(s) without the signature of Debtor, (2) to file such writing bearing any general, generic or super-generic description of the Collateral authorized by the UCC and (3) authorizes Secured Parties to file any future records which shall hereby be deemed authenticated (as defined in the UCC) by Debtor.

SECTION 6.2. Notwithstanding anything herein to the contrary, (a) the Debtor shall remain liable under the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Parties of any of the rights or powers conferred upon them under this Agreement shall not release the Debtor from any of its duties or obligations under the Collateral, and (c) the Secured Parties shall not have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of the Debtor thereunder, or to take any action to collect or enforce any claim for payment assigned hereunder. So long as a default shall not have occurred and be continuing, Debtor shall be permitted to exercise all voting and other rights with respect to any equity securities comprising Collateral as long as no vote shall be cast, or right exercised or other action taken which, in Secured Parties’ reasonable judgment, would, directly or indirectly, materially impair the value of any Collateral or which would be inconsistent with or result in a default under the Letter. Upon the occurrence and during the continuance of a default, the aforesaid rights shall immediately and automatically vest in Secured Parties.
SECTION 6.3. The Secured Parties’ sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, whether pursuant to §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as it deals with similar property for its own account. Neither the Secured Parties, nor their respective directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Collateral upon the request of the Debtor or any other person or to take any other action whatsoever with regard to any of the Collateral. The rights of the Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties of any right, power or remedy against the Debtor or against any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. The Secured Parties shall not have any obligation to exercise any of their rights or powers under this Agreement.
SECTION 6.4. This Agreement shall create a continuing security interest in the Collateral and shall apply to all past, present and future Obligations, including, without limitation, Obligations that arise under transactions that continue any of the Obligations, increase or decrease any of the Obligations, or from time to time create new Obligations after all or any prior Obligations have been satisfied. Upon termination or indefeasible payment, performance and discharge in full of the Note and the Letter, and the indefeasible payment, performance and discharge of all Obligations in full, the security interests granted under this Agreement shall terminate and Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral in the possession of the Secured Parties as shall not have been sold or otherwise applied pursuant to the terms hereof. The Secured Parties shall, promptly upon Debtor’s request, execute termination statements or other filings as Debtor may require and provide to Secured Parties in executable form to evidence the termination of this Agreement and the security interests granted hereby.
SECTION 6.5. All notices shall be in writing and delivered personally or by certified mail, postage prepaid, to the other party at the following addresses:

To Secured Parties:
c/o TransMontaigne Product Services Inc.
Attn: President
1670 Broadway, Suite 3100
Denver, Colorado 80202
To Debtor:
Ian Bothwell
2121 Rosecrans Ave, Ste 3355
El Segundo, CA 90245
or other address given by notice, and shall be effective when delivered personally or as shown on the receipt, or if none, 48 hours after deposit in the mails.
SECTION 6.6. This Agreement shall inure to the benefit of and shall bind each of the parties and their respective heirs, representatives, successors, and assigns; but Debtor shall not assign any interest or obligation herein without prior written consent of the Secured Parties.
SECTION 6.7. If any provision hereof is held to be invalid, the other provisions shall remain enforceable unless deletion of the invalid material will defeat the essential purposes of the parties as expressed herein.
SECTION 6.8. The terms of this Agreement are intended by the parties as the complete, final, and exclusive statement of their agreement as to the matters described herein, and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.
SECTION 6.9. If two or more parties are referred to herein as Debtor, they shall be jointly and severally liable under this Agreement, and the liability of each shall not be affected as to a party by the termination or release of any party or security of or from any other party.
SECTION 6.10. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute but one and the same instrument.
SECTION 6.11. This Agreement and all transactions contemplated herein or resulting herefrom shall be governed by and construed in accordance with Texas law.
SECTION 6.12. This Agreement supersedes the Original Security Agreement.

Executed as of the date first given above.

TRANSMONTAIGNE PRODUCT SERVICES INC.		RIO VISTA OPERATING PARTNERSHIP L.P.
By Rio Vista Operating GP LLC,
By:		its General Partner

Name:	William S. Dickey
Title:	President and Chief Operating Officer	By:

		Name:	Ian T. Bothwell
		Title:	Vice President Chief Financial Officer

TRANSMONTAIGNE PARTNERS L.P.
By TransMontaigne Operating GP L.L.C.,
its general partner

By:

Name:	William S. Dickey
Title:	Executive Vice President & Chief
Operating Officer

EXHIBIT A
Other Debtor Names, Marks or Locations
None

EXHIBIT B
U.S. Easements
[See Attached]

EXHIBIT B
To Restated and Amended Security Agreement
dated September 12, 2007
U.S. EASEMENTS
Rio Vista Operating Partnership L.P. (“RIO”), represents that it is the current owner of the rights in and to the following, and in instances where RIO was not the original grantee, it acquired ownership pursuant to that certain Conveyance Agreement dated9/30/04, from Penn Octane Corporation (“Penn”) , to RIO, recorded 12/1/04 in Volume 10806, Page 223, as Document No. 00067344 of the Cameron County, Texas records.
1	(a) International Boundary and Water Commission, United States and Mexico, United States Section, License No. LSF/G-1589; and
(b) US Dept. of State Permit authorizing Penn to construct two pipelines crossing the International Boundary Line between the U.S. and Mexico for the transport of LPG and Refined Product, dated July 26, 1999;
as recorded 5/22/01 in Vol. 7082, Page 194, as Items 1 & 2.
2	Easement dated 11/19/99 from Miguel Ortiz, et al., to CPSC International (“CPSC”), recorded in Vol. 6286, Page 200.
3	Easement dated 3/30/01from Texas Department of Transportation for US Highway 281 crossing, Control #220-4, recorded 5/22/01 in Vol. 7082, Page 194, as Item 13.
4	Easement dated 7/25/03 from National Kingdom Corp. to Penn , recorded 10/21/03 in Vol. 9530, Page 26.
5	Warranty Deed from Sue C. Melancon aka Susan C. Melancon, to Penn dated 4/1/02, recorded 4/18/02 in Vol. 7902, Page 187. (Note: Deed conveys a 25-acre tract and a .88-acre tract).
6	Easement from Teofilo Flores, Jr., et ux, to Penn dated 11/21/01, recorded 1/23/02 in Vol. 7689, Page 215-222.
7	Easement dated 8/12/99from Milton E. Wentz, Jr., Trustee to CPSC, recorded in Vol. 6286, Page 211-216.

8	Easement from Cameron County Drainage District Number One to CPSC, Recorded in Vol. 7082, Page 194, as Item 12

9	INTENTIONALLY DELETED.
10	Easement from Kincannon Farms Partnership to CPSC, dated 8/9/99, recorded in Vol. 6286, Page 194-199.
11	Easement from Estate of Alberta C. Zins, Deceased to Penn dated 8/21/00, recorded 9/07/00 in Vol. 6522, Page 280-285.
12	Easement from Dr. Joseph W. Henry, to CPSC, dated 8/09/99, recorded 5/12/00 in Vol. 6286, Page 189.
13	Easement from Walter Edward Plitt, IV, as Trustee, to Penn dated 8/28/00, recorded 9/07/00 in Vol. 6522, Page 261-266.
14	Easement from Lucio Gonzalez, Jr. to Penn dated 9/13/00, recorded 1/05/01 in Vol. 6763, Page 161-166.

15	INTENTIONALLY DELETED (same as #8 above).
16	Easement from Dale Brooks to Penn Octane Corporation dated 11/10/00, recorded on 12/05/00 in Vol. 6703, Page 166-172.
17	Pipeline Crossing Agreement from Union Pacific Railroad Company (“UPRR”), to CPSC, dated 7/20/99, for Mile Post 7.50, recorded Vol. 7082, Page194, Item 11.
18	Easement from Jose J. Marquez to Penn dated 8/29/00, Recorded on 9/07/00 in Vol. 6522, Page 267-272.
19	Easement from Jose J. Marquez to Penn dated 8/29/00, Recorded on 9/07/00 in Vol. 6522, Page 273-279.
20	Easement from Texas Department of Transportation dated 3/30/01, for US Hwy No. 77 and 83 crossings; Control #39-9, recorded on 5/22/01 in Vol. 7082, Page 194, as Item 17.
21	Easement from Peter Marchesin (Blocks 3, 14, and 16) to Penn dated 7/15/02,recorded on 10/16/02 in Vol. 8414, Page 74-81.
22	Easement from Texas Parks & Wildlife Department to Penn, recorded in Vol. 8761, Page 78-96 (license agreement.)
23	INTENTIONALLY DELETED (same as #21 above)

24	Easement from Gonzalez Family Limited Partnership to Penn dated 7/06/00,recorded on 9/07/00 in Vol. 6522, Page 300.

25	INTENTIONALLY DELETED (same as #21 above).

26	INTENTIONALLY DELETED (same as #22 above).
27	Easement from Jesus L. and Maribel Nieto to Penn dated 11/03/00, recorded on 12/05/00 in Vol. 6703, Page 159.
28	Easement from Lloyd S. Fallin, et al. to Penn dated 12/13/00, recorded on 1/04/01 in Vol. 6762, Page 74.
29	Easement from Nieves Hernandez to Penn dated 6/23/00, recorded 9/07/00, in Vol. 6522, Page 307.
30	Warranty Deeds from Sara Patricia Purswell Moesker and Arthur Don Purswell, to Penn dated 1/30/01, recorded in Vol. 6851, at Pages 208 & 211
31	Easement from Miguel A. Rubiano, et al. to Penn dated 7/28/00,recorded on 1/05/01 in Vol. 6763, Page 136.
32	Easement from Reynaldo G. Garza, Jr. to Penn Octane Corporation dated 2/12/01,rRecorded on 2/13/01 in Vol. 6842, Page 0008 (and also identified as Item 31 at Vol. 7082, Page 194)
33
Easement (Van Reit) retained by Penn, as Grantor, in deed to CPSC dated 11/19/99, recorded in Vol. 7082, Page 182; together with Joint Use Agreement dated 9/14/01, between Penn and Brownsville Navigation District of Cameron County, Texas concerning said easement.

34	Easement from Justo Barrientes, Jr. to Penn dated 8/21/00, recorded on 1/05/01 in Vol. 6763, Page 149.
35	Easement from Roberto Vasquez, Jr., et ux, to Penn dated 6/16/00, recorded on 9/07/00 in Vol. 6522, Page 286.

36	Easement from Roberto Leal to Penn dated 8/31/00, recorded on 9/07/00 in Vol. 6522, Page 293.
37	Easement from SolTex Development, Inc. to CPSC, dated 4/20/00, recorded 5/12/00 in Vol. 6286, Page 184.
38	Easement dated 6/23/99 from Texas Department of Transportation for Highway No. FM511, Control #684-1, recorded 5/22/01 in Vol. 7082, Page 194 , as Item 16.

39	Encroachment Agreement, Folder No. 1785-11, between Union Pacific Railroad to CPSC, dated 10/7/99, recorded in Vol. 6286, Page 184.
40	Easement dated 8/25/03, from Phillip Arnold Bleakney, Jr., et al., to Penn, recorded in Vol. 9530, Page 33.
Easement dated 7/18/02 from Richard R. Lee, to Penn, recorded in Vol. 8234, page 78.
Permit from Cameron County Engineering, dated 7/17/99, for installation of two pipelines along right-of-way of Chemical Road, Old Port Isabel Rd, FM 1847, Emilia Lane, Old Alice Road, County Road/Butler Road, and Carmen Avenue; as recorded in Volume 7082, Page 194, as Item 14. (NOTE: appears to be same permit for Parcels 13, 27 and 43).
Easement Agreement dated 8/30/05 from Juan Antonio Silva Salazar to RIO, recorded in Volume 11792, Page 188.
Approval dated 6/23/99, from Texas Department of Transportation, Hwy. SH 48, Control #220.7, to CPSC, as recorded in Volume 7082, Page 194, as Item 15.
Easement dated 8/30/05, from S&S Truck & Equipment Inc., dba S&S Truck Sales, to RIO, recorded in Vol 11792, Page 190.
Easement dated 10/18/99from Texas Department of Transportation for US Highway FM 1847, Control 1801-1 (Parcel 36).
Warranty Deed dated 11/10/00, from Gulf Breeze, Inc., to Penn, recorded 12/7/00 at Vol. 6709, Page 197. (Note: Deed conveys a 25-acre parcel of land)
Special Warranty Deed effective as of 8/8/00, from Mae Dean Wheeler, as Trustee of the F.W. Bert Wheeler Trust and the Mae Dean Wheeler Trust, to Penn, recorded 6/5/02, as Document No. 00029877. (Note: Deed conveys a 21.761-acre tract).
Quit Claim Deed effective as of 8/8/00, from Mae Dean Wheeler, as Trustee of the F.W. Bert Wheeler Trust and the Mae Dean Wheeler Trust, to Penn, recorded 6/5/02, as Document No. 00029878. (Note: Deed conveys a .695-acre tract).
Pipeline Crossing Agreement between UPRR and CPSC, dated 7/19/99, for Mile Post 198.59, Folder No. 1785-58, Audit No. 211130, as recorded in Volume 7082, Page 194 as Item 9.
Pipeline Crossing Agreement between UPRR and CPSC, dated 7/19/99, from Mile Post 6.45, Folder No. 1785-60, Audit No. 211174, as recorded in Volume 7082, Page 194 as Item 10.

Easement Agreement for pipeline right-of-way, Contract #3154, dated 9/22/99, as amended, from Brownsville Navigation District of Cameron County, Texas to RIO.
Right of Way and Easement Agreement from Titan Wheel International, Inc. dba Titan Tire Corporation of Texas, to RIO, dated 1/20/06, recorded 8/10/06, in Vol. 12897, Page 11, as Document No. 00046864.
Right of Way and Easement Agreement and Subordination Agreement from Juan Guajardo, Jr. Farms, Inc., to RIO, dated 2/23/07, recorded 3/21/07 in Vol. 13617, Page 298, as Document No. 00015006.1
Any and all documentation relating to status of certain parcels of the U.S. Easements and/or Pipeline Assets as indicated on Map Alignment Sheets, prepared by Holdar Engineering, revised as of July 2002, as follows:
a.	Esquivel Family Trust; pertaining to Parcel 4;

b.	Parcel 4A

c.	Parcel 9B

d.	Parcel 14C

e.	Parcel 33
NOTE: All recording references are to the County Clerk’s Office in Cameron County, Texas